As filed with the Securities and Exchange Commission on March 9, 2010
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SINOHUB, INC.
(Exact name of registrant as specified in its charter)
Delaware	5065	87-0438200
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
6/F, Building 51, Road 5, Qiongyu Blvd.
Technology Park, Nanshan District
Shenzhen, People’s Republic of China 518057
+86-755-2661-2106
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Henry T. Cochran
6/F, Building 51, Road 5, Qiongyu Blvd.
Technology Park, Nanshan District
Shenzhen, People’s Republic of China 518057
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Gregory L. White, Esq.
Mark A. Katzoff, Esq.
Seyfarth Shaw LLP
2 Seaport Lane
Boston, Massachusetts 02210
(617) 946-4800
(617) 946-4801 (fax)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer.	☐
Non-accelerated filer*	☐	Smaller reporting company	☒

*(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $0.001 par value issuable upon exercise of Warrants	980,002	$3.25(2)	$3,185,006.50	$227.09

Common Stock, $0.001 par value	1,633,334	3.12(3)	5,096,002.08	363.64

Total	2,613,336		8,281,008.58	590.44	(4)

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

(2)	Calculated in accordance with Rule 457(g)(1).

(3)	Calculated in accordance with Rule 457(c) based on the average of the high and low prices reported on the NYSE Amex on March 2, 2010.

(4)
 On December 22, 2009, a registration fee of $7,100.00 was paid with respect to securities of the registrant covered by a registration statement on Form S-3, File No. 333-163935 (the “Original Registration Statement”). $590.44 of the $7,100.00 filing fee associated with the filing of the Original Registration Statement, which was subsequently withdrawn on January 27, 2010, is being carried forward pursuant to Rule 457(p) under the Securities Act to offset the $590.44 filing fee with respect to this registration statement on Form S-3.   The filing fee has been calculated in accordance with Rule 457(o) under the Securities Act at the statutory rate of $71.30 per $1,000,000 of securities registered.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED ___, 2010

PROSPECTUS

SINOHUB, INC.
  2,613,336 SHARES OF COMMON STOCK

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 2,613,336 shares of common stock, including shares of common stock issuable upon the exercise of warrants. All of the shares, when sold, will be sold by these selling stockholders. The selling stockholders may sell these shares from time to time in the open market at prevailing prices or in individually negotiated transactions, through agents designated from time to time or through underwriters or dealers. For information regarding the selling stockholders and the times and manner in which they may offer or sell shares of our common stock, see “Selling Stockholders” or “Plan of Distribution.”  We will not control or determine the price at which the selling stockholders decide to sell their shares. We will pay the expenses of registering these shares.

We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from the sale of common stock hereunder. We will receive proceeds from any exercise of outstanding warrants by the selling stockholders if and when those warrants are exercised for cash. The warrants may also be exercised by surrender of the warrants in exchange for an equal value of shares in accordance with the terms of the warrants.

Our common stock is quoted on the NYSE Amex, under the symbol “SIHI.”  The last reported sale price per share of our common stock as reported by the NYSE Amex on March 8, 2010, was $3.31.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves risks that you should consider as described and that are described in Item 8.01 of our Current Report on Form 8-K filed with the Commission on September 28, 2009 and on Exhibit 99.1 thereto and as described or may be described in any subsequent report filed with the Commission which is incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ___________, 2010.

You should only rely on the information contained in this prospectus.  We have not, and the selling stockholders have not, authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully together with the documents incorporated by reference into this prospectus and described in “Information Incorporated by Reference” and the additional information described under the heading “Where You Can Find More Information.”

As used throughout this prospectus, (i) the terms “SinoHub,” “SIHI,” the “Company,” “we,” “us,” and “our” refer to SinoHub, Inc. and  its subsidiaries, namely SinoHub International, Inc., SinoHub Electronics Shenzhen, Ltd.,  SinoHub Electronics Shanghai, Ltd., SinoHub SCM Shanghai, Ltd., B2B Chips, Limited, SinoHub Technology (Hong Kong) Limited and SinoHub SCM Shenzhen, Ltd.  As used throughout this prospectus, the term “SinoHub International” refers to our subsidiary SinoHub International, Inc. and (ii) the term “selling stockholder” refers to the selling stockholders and any of their pledgees, assignees, and successors-in-interest (including distributees).

Our Company

SinoHub, Inc. (formerly known as Liberty Alliance, Inc.) is a Delaware corporation, originally incorporated in Utah in 1986, and subsequently merged and reorganized as Liberty Alliance, Inc. in Delaware in 1991.   We have one direct subsidiary, SinoHub International, Inc. (formerly SinoHub, Inc.), a Delaware corporation, and a number of indirect subsidiaries:  SinoHub Electronics Shenzhen, Ltd.,  SinoHub Electronics Shanghai, Ltd. and SinoHub SCM Shanghai, Ltd., each organized as companies under the laws of the People’s Republic of China (the “PRC” or “China”) and B2B Chips, Limited and SinoHub Technology (Hong Kong) Limited and SinoHub SCM Shenzhen, Ltd. Hong Kong, each organized as Hong Kong companies.

The Company’s mailing address and executive offices are located at 6/F, Building 51, Road 5, Qiongyu Blvd., Technology Park, Nanshan District, Shenzhen 518057, People’s Republic of China. The Company’s telephone number, including the International Code and Area Code is +86-755-2661-2106 and its corporate website is www.sinohub.com.

SinoHub is engaged in electronic component sales and electronic component supply chain management (SCM) services. Our electronic component sales include procurement-fulfillment and individually negotiated electronic component sales to manufacturers. We deal only in original parts in original packing and do not alter or modify the parts in any way.  Accordingly, any quality issues with respect to the parts would be the responsibility of the manufacturer of the parts, and we provide no warranties with respect to the components we sell.  Our SCM services include warehousing, logistics and import/export. At present all of our component sales and SCM services occur in the PRC and Hong Kong.   In addition, we have recently begun to purchase completed mobile phones from certain of our manufacturer customers for resale in markets outside of China, currently Malaysia and Vietnam.  To date, this business currently has not produced a significant portion of our revenues.

About This Offering

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 2,613,336 shares of common stock, including shares of common stock issuable upon the exercise of warrants. All of the shares, when sold, will be sold by these selling stockholders. The selling stockholders may sell their shares of common stock from time to time at prevailing market prices. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.  However, we may receive the sale price of any common stock we sell to the selling stockholders upon exercise of the outstanding warrants.

Common Stock Offered:
Up to  2,613,336 shares of common stock, including up to 980,002 shares of common stock (the “Warrant Shares”) issuable upon the exercise of common stock warrants which have an initial exercise price equal to $3.25 per share, and expire on September 2, 2015.  The Warrant Shares include 163,332 shares of common stock for which the warrants may be exercised only if this registration statement or another registration statement covering the resale of the shares is not declared effective by the Securities and Exchange Commission by April 16, 2010 (with certain limited exceptions).  All of the warrants are beneficially owned by accredited investors and the issuance of any shares of common stock to these holders upon the exercise of warrants shall be effected as a private offering in accordance with Section 4(2) of the Securities Act.

Common Stock Outstanding at 3/2/2010:	28,361,564

Use of Proceeds:
We will not receive any proceeds from the sale of the 2,613,336 shares of common stock subject to sale by the selling stockholders under this prospectus. However, we may receive up to an aggregate of approximately $3,185,006 from the sale price of any common stock we sell to the selling stockholders upon exercise of the outstanding warrants, assuming all warrants are exercised for cash. The warrants may also be exercised by surrender of the warrants in exchange for an equal value of shares in accordance with the terms of the warrants.  Any net proceeds we receive from the selling stockholders through the exercise of warrants will be used for general corporate purposes.

NYSE Amex Symbol:	SIHI

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act regarding our business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements. However, these are not the exclusive means of identifying forward-looking statements. Although forward-looking statements contained in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus.

Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.  Further information about the risks and uncertainties that may impact us are incorporated by reference in “Risk Factors” beginning on page 7 of this prospectus. We assume no obligation to publicly update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock by the selling stockholders. However, we may receive up to an aggregate of approximately $3.2 million from the sale price of any common stock we sell to the selling stockholders upon exercise of the outstanding warrants, assuming all warrants are exercised for cash.  The warrants may also be exercised by surrender of the warrants in exchange for an equal value of shares in accordance with the terms of the warrants (in which case the Company will not receive additional proceeds).

We anticipate that any net proceeds from the sale of stock we sell to the selling stockholders upon exercise of outstanding warrants will be used for general corporate purposes. Such general purposes may include acquisitions, investments, repayment of debt, capital expenditures, repurchase of our capital stock and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purpose.

SELLING STOCKHOLDERS

The following table sets forth as of March 2, 2010, information regarding the current beneficial ownership of our common stock by the persons identified, based on information provided to us by them, which we have not independently verified. Although we have assumed for purposes of the table that the selling stockholders will sell all of the shares offered by this prospectus, because they may from time to time offer all or some of their shares under this prospectus or in another manner, no assurance can be given as to the actual number of shares that will be resold by the selling stockholders (or any of them), or that will be held after completion of any resales.  In addition, a selling stockholder may have sold or otherwise disposed of shares in transactions exempt from the registration requirements of the Securities Act or otherwise since the date he or she provided information to us. The selling stockholders are not making any representation that the shares covered by this prospectus will be offered for sale. Except as may be set forth below, no selling stockholder has held any position nor had any material relationship with us or our affiliates during the past three years.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares, as well as any shares as to which the selling stockholder has the right to acquire beneficial ownership within sixty (60) days after March 2, 2010 through the exercise or conversion of any stock options, warrants, convertible debt or otherwise. The terms of the warrants provide that no selling stockholder may exercise the warrants for shares of common stock for at least six months from the date of issue.   The terms of the warrants further provide that a selling stockholder may not exercise the warrants, to the extent such exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.9% of our then outstanding shares of common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants which have not been exercised.   In addition, the warrants provide that the number of shares of common stock that may purchased upon exercise of the warrants at an exercise price of $3.25 per share will increase by 20% if a registration statement covering the resale of the common stock and the common stock issuable upon exercise of the warrants is not declared effective by the Securities and Exchange Commission by April 16, 2010 (with certain limited exceptions).  Notwithstanding the foregoing, all shares that are issuable to a selling stockholder upon exercise of the warrants (including the shares issuable if the registration statement does not become effective in the time required) are included in the number of shares being offered in this table without taking the 4.9% limitation into account.  The selling stockholders may sell all, some or none of their shares in this offering.

On March 2, 2010, SinoHub closed a Securities Purchase Agreement dated as of February 24, 2010, as amended by an amendment dated as of February 26, 2010, with certain accredited investors in a private offering, referred to as a PIPE offering for an aggregate of (i) 1,633,334 shares of common stock and warrants to purchase an aggregate of 816,670 shares of common stock at an exercise price of $3.25 per share, which warrants become exercisable six months from the date of issuance and have a term of five years thereafter.  As described above, the warrants will become exercisable to purchase an aggregate of an additional 163,332 shares of common stock at an exercise price of $3.25 per share if a registration statement covering the resale of the common stock and the common stock issuable upon exercise of the warrants is not declared effective by the Securities and Exchange Commission by April 16, 2010 (with certain limited exceptions).  The offering resulted in gross proceeds to the Company of $4,900,002.

In connection with the offering, we entered into a registration rights agreement, pursuant to which we agreed to prepare and file a registration statement covering the resale of the common stock and the common stock issuable upon exercise of the warrants with the Securities and Exchange Commission within five business days of the transaction.

None of the selling stockholders is a broker-dealer.  However, three of the selling stockholders, Capital Ventures International Ramius Enterprise Master Fund Ltd and Ramius Navigation Master Fund Ltd., are affiliates of broker-dealers.  Capital Ventures International, Ramius Enterprise Master Fund Ltd and Ramius Navigation Master Fund Ltd did not acquire the securities in the private placement described above as compensation for underwriting activities.  Further, they have each represented to us that they acquired the securities issued in the private placement in the ordinary course of business, and at the time of the purchase of the securities in the private placement , they had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

	Shares of Common Stock Beneficially Owned Prior to Offering(1)		Shares Being Offered	Shares of Common Stock Beneficially Owned After Offering(2)
Selling Stockholder	Shares	%		Shares	%

Whitebox Special Opportunities Fund Series B Partners, L.P.(3)	133,333	*	133,333	0	*
Pandora Select Partners, L.P.(4)	133,333	*	133,333	0	*
Whitebox Intermarket Partners, L.P.(5)	85,333	*	85,333	0	*
Whitebox Combined Partners, L.P.(6)	448,000	1.57%	448,000	0	*
Cape One Financial LP(7)	106,668	*	106,668	0	*
Capital Ventures International(8)	160,000	*	160,000	0	*
Chestnut Ridge Partners, LP(9)	240,000	*	240,000	0	*
Cranshire Capital LP(10)	133,333	*	133,333	0	*
Famous Link Group Limited(11)	160,000	*	160,000	0	*
Hudson Bay Fund LP(12)	54,668	*	54,668	0	*
Hudson Bay Overseas Fund, Ltd.(13)	78,667	*	78,667	0	*
Iroquois Master Fund Ltd.(14)	133,333	*	133,333	0	*
Octagon Capital Partners(15)	53,333	*	53,333	0	*
Ramius Enterprise Master Fund Ltd(16)	120,000	*	120,000	0	*
Ramius Navigation Master Fund Ltd.(17)	146,668	*	146,668	0	*
Jayhawk Private Equity Fund II, L.P.(18)	213,333	*	213,333	0	*
Paragon Capital LP(19)	133,334	*	133,334	0	*
Matthew Hayden(20)	80,000	*	80,000	0	*

Total	2,613,336	8.91%	2,613,336	0	*
* Less than one percent

(1)
This table is based upon information supplied by the selling stockholders. The number and percentage of shares beneficially owned are based on an aggregate of 28,361,564 shares of our common stock outstanding as of March 2, 2010 and, to the extent applicable, the warrants to purchase common stock held by the persons for whom such number and percentage is being calculated.

(2)
Because the selling stockholders identified in this table may sell some, all or none of the shares owned by such selling stockholders that are registered under this registration statement, and because, to our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares registered hereunder, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling stockholders at the time of the termination of this offering. Therefore, we have assumed for purposes of this table that each of the selling stockholders will sell all of the shares beneficially owned by such selling stockholder that are registered under this registration statement.

(3)
This amount includes 41,667 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 8,333 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  Andrew Redleaf is the managing member of Whitebox Advisors, LLC, which is the General Partner of Whitebox Special Opportunities Fund Series B Partners, LP and has voting power and investment power over the shares that this selling stockholder owns.

(4)
This amount includes 41,667 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 8,333 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  Andrew Redleaf is the managing member of Whitebox Advisors, LLC, which is the General Partner of Pandora Select Partners, LP and has voting power and investment power over the shares that this selling stockholder owns.

(5)
This amount includes 26,666 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 5,333 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  Andrew Redleaf is the managing member of Whitebox Advisors, LLC, which is the General Partner of Whitebox Intermarket Partners, LP and has voting power and investment power over the shares that this selling stockholder owns.

(6)
This amount includes 140,000 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 28,000 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants. Andrew Redleaf is the managing member of Whitebox Advisors, LLC, which is the General Partner of Whitebox Combined Partners, L.P. and has voting power and investment power over the shares that this selling stockholder owns.

(7)
This amount includes 33,333 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 6,667 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  Reid Drescher, the Managing Member, has voting and dispositive control over the securities held by Cape One Financial LP.

(8)
This amount includes 50,000 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 10,000 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  Heights Capital Management, Inc., the authorized agent of Capital Ventures International ("CVI"), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares.

(9)
This amount includes 75,000 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 15,000 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  Kenneth Pasternak  has voting power and investment power over the shares that this selling stockholder owns.

(10)
This amount includes 41,667 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 8,333 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  Downsview Capital, Inc. ("Downsview") is the general partner of Cranshire Capital, L.P. ("Cranshire") and consequently has voting control and investment discretion over securities held by Cranshire. Mitchell P. Kopin ("Mr. Kopin"), President of Downsview, has voting control over Downsview. As a result of the foregoing, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares of common stock beneficially owned by Cranshire.

(11)
This amount includes 50,000 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 10,000 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  Yueqin Ying, the sole director, has voting and dispositive control over the securities held by Famous Link Group Limited.

(12)
This amount includes 17,084 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 3,417 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  Sander Gerber has voting and investment power over these securities.  Mr. Gerber disclaims beneficial ownership over the securities held by Hudson Bay Fund LP.  The selling stockholder acquired these securities offered for its own account in the ordinary course of business, and at the time it acquired the securities, it had no agreements, plans or understandings, directly or indirectly to distribute the securities.

(13)
This amount includes 24,583 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 4,917 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  Sander Gerber has voting and investment power over these securities.  Mr. Gerber disclaims beneficial ownership over the securities held by Hudson Bay Overseas Fund Ltd.  The selling stockholder acquired these securities offered for its own account in the ordinary course of business, and at the time it acquired the securities, it had no agreements, plans or understandings, directly or indirectly to distribute the securities.

(14)
This amount includes 41,667 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 8,333 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  Joshua Silverman has voting and dispositive control over the securities held by Iroquois Master Fund Ltd.  Mr. Silverman disclaims beneficial ownership of the securities held by Iroquois Master Fund Ltd.

(15)
This amount includes 16,667 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 3,333 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  Steven Hart has sole voting and investment control over the securities held by Octagon Capital Partners.

(16)
This amount includes 37,500 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 7,500 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  Ramius Advisors, LLC (“Ramius Advisors”) is the investment manager of Ramius Enterprise Master Fund Ltd (“Ramius Enterprise”) and consequently has voting control and investment discretion over securities held by Ramius Enterprise.  Ramius Advisors disclaims beneficial ownership of these securities.  Ramius LLC (“Ramius”) is the managing member of Ramius Advisors and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius Advisors.  Ramius disclaims beneficial ownership of these securities.  Cowen Group, Inc. (“Cowen”) is the managing member of Ramius and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius.  Cowen disclaims beneficial ownership of these securities.  RCG Holdings LLC (“RCG Holdings”) is a significant shareholder of Cowen and may be considered the beneficial owner of any securities deemed to be beneficially owned by Cowen.  RCG Holdings disclaims beneficial ownership of these securities.  C4S & Co., L.L.C. (“C4S”) is the managing member of RCG Holdings and may be considered the beneficial owner of any securities deemed to be beneficially owned by RCG Holdings.  C4S disclaims beneficial ownership of these securities.  Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S and may be considered beneficial owners of any securities deemed to be beneficially owned by C4S.  Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these securities.

(17)
This amount includes 45,834 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 9,167 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  RCG PB, Ltd (“RCG PB”) is the sole shareholder of Ramius Navigation Master Fund Ltd (“Ramius Navigation”) and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius Navigation.  RCG PB disclaims beneficial ownership of these securities.  Ramius Advisors, LLC (“Ramius Advisors”) is the investment manager of Ramius Navigation and RCG PB and consequently has voting control and investment discretion over securities held by Ramius Navigation.  Ramius Advisors disclaims beneficial ownership of these securities.  Ramius LLC (“Ramius”) is the managing member of Ramius Advisors and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius Advisors.  Ramius disclaims beneficial ownership of these securities.  Cowen Group, Inc. (“Cowen”) is the managing member of Ramius and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius.  Cowen disclaims beneficial ownership of these securities.  RCG Holdings LLC (“RCG Holdings”) is a significant shareholder of Cowen and may be considered the beneficial owner of any securities deemed to be beneficially owned by Cowen.  RCG Holdings disclaims beneficial ownership of these securities.  C4S & Co., L.L.C. (“C4S”) is the managing member of RCG Holdings and may be considered the beneficial owner of any securities deemed to be beneficially owned by RCG Holdings.  C4S disclaims beneficial ownership of these securities.  Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S and may be considered beneficial owners of any securities deemed to be beneficially owned by C4S.  Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these securities.

(18)
This amount includes 66,667 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 13,333 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  Alberto Bassetto has voting and dispositive control over the securities held by Jayhawk Private Equity Fund II, L.P.

(19)
This amount includes 41,667 shares which may be purchased pursuant to warrants that will become exercisable on September 2, 2010 and an additional 8,333 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.  Alan P. Donenfeld has voting and dispositive control over the securities held by Paragon Capital LP.

(20)
This amount includes 25,000 shares which may be purchased pursuant to warrants that will become exercisable on September2, 2010 and an additional 5,000 shares which may be purchased pursuant to such warrants only in the event that this registration statement is not declared effective within the time frame provided in the warrants.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions.  These sales may be at fixed or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

·	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

·	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

·	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

·	an exchange distribution in accordance with the rules of the applicable exchange;

·	privately negotiated transactions;

·	to cover short sales made after the date that this Registration Statement is declared effective by the SEC;

·	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

·	a combination of any such methods of sale; and

·	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.  In addition, upon the Company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers.  Each selling stockholder has represented and warranted to the Company that it acquired the securities subject to this Registration Statement in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Company has advised each selling stockholder that it is the view of the SEC that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the SEC.  If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act.  The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this Registration Statement.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the common stock.  The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

The legality of the issuance of the shares offered in this prospectus will be passed upon for us by Seyfarth Shaw LLP of Boston, Massachusetts.

EXPERTS

The consolidated financial statements of our company as of December 31, 2008 and 2007 incorporated by reference to our Form 10-K for the year ended December 31, 2008, filed on March 17, 2009 and amended on April 30, 2009 and May 12, 2009, have been audited by Jimmy C.H. Cheung & Co., independent registered public accountants, as stated in its report appearing herein and elsewhere in this prospectus, and have been so included in reliance upon the report of this firm given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-3 (including exhibits) under the Securities Act, with respect to the shares to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to our company and the common stock offered in this prospectus, reference is made to the registration statement, including the exhibits filed thereto. With respect to each such document filed with the SEC as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved.

We file quarterly and annual reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the public reference facilities of the SEC in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to "incorporate by reference" into this prospectus the information we file with them.  The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we have filed with the Commission prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the following documents, which is considered to be a part of this prospectus:

•	our Registration Statement on Form 10-SB filed August 1, 2007;

•	our Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 17, 2009 and amended on April 30, 2009 and May 12, 2009;

•	our Current Report on Form 8-K filed on January 21, 2009;

•	our Current Report on Form 8-K filed on February 13, 2009;

•	our Current Report on Form 8-K filed on February 24, 2009;

•	our Current Report on Form 8-K filed on March 17, 2009;

•	our Current Report on Form 8-K filed on March 23, 2009;

•	our Amended Current Report on Form 8-K/A filed on March 30, 2009, amending our Current Report on Form 8-K initially filed on May 20, 2008 and previously amended on September 25, 2008;

•	our Current Report on Form 8-K filed on April 7, 2009;

•	our amended Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed on April 13, 2009;

•	our Current Report on Form 8-K filed on May 7, 2009;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 15, 2009;

•	our Definitive Proxy Statement, dated May 28, 2009, filed on May 21, 2009;

•	our Current Report on Form 8-K filed on June 24, 2009;

•
the description of our common stock as set forth in our registration statement filed on Form 8-A under the Exchange Act on August 4, 2009, as amended by our Current Report on Form 8-K filed on September 28, 2009;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed on August 14, 2009;

•	our Current Report on Form 8-K filed on August 14, 2009;

•	our Current Report on Form 8-K filed on September 28, 2009;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed on November 16, 2009;

•	our Amended Current Report on Form 8-K/A filed on December 16, 2009, amending our Current Report on Form 8-K initially filed on December 14, 2009 and previously amended on December 15, 2009;

•	our Current Report on Form 8-K filed on January 21, 2010;

•	our Current Report on Form 8-K filed on January 29 2010;

•	our Current Report on Form 8-K filed on February 9, 2010;

•	our Current Report on Form 8-K filed on February 24, 2010; and

•	our Amended Current Report on Form 8-K/A filed on March 3, 2010, amending our Current Report on Form 8-K filed on March 3, 2010.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of this registration statement, of which this prospectus forms a part, prior to the effectiveness of this registration statement and (2) after the date of this prospectus until the offering of the securities terminates. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such current reports.

You may obtain a copy of these filings, without charge, by writing or calling us at:

SinoHub, Inc.
6/F, Building 51, Road 5, Qiongyu Blvd.
Technology Park, Nanshan District
Shenzhen, People’s Republic of China 518057
Attn:  Harry T. Cochran, CEO
+86-755-2661-2106

No dealer, salesperson, or other person has been authorized to give any information or to make any representation not contained in this prospectus, and, if given or made, such information and representation should not be relied upon as having been authorized by us or any selling stockholder. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the facts set forth in this prospectus or in our affairs since the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling security holders) will be as set forth below. We will pay all of the expenses shown below. The amounts shown below, with the exception of the Securities and Exchange Commission registration fee, are estimates.

SEC registration fee	$590.44
Accounting Fees and Expenses	1,000.00
Legal Fees and Expense	10,000.00
Printing Expenses	1,000.00
Miscellaneous	500.00

Total	$13,090.44

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the Delaware General Corporation Law also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.  The Company’s Bylaws provide that, to the fullest extent permitted by law, the Company shall indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person, or the person for whom he is the legally representative, is or was a director or officer of the Company, against all liabilities, losses, expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.  The Company’s Certificate of Incorporation provides for such limitation of liability.

The Company’s Amended and Restated Bylaws provide for the indemnification of, and advancement of expenses to, directors and officers of the Company (and, at the discretion of the Board of Directors of the Company, employees and agents of the Company to the extent that Delaware law permits the Company to provide indemnification to such persons)  in excess of the indemnification and advancement otherwise permitted under Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders and others. The provision does not affect directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The Company has entered into agreements with its directors and executive officers, that require the Company to indemnify such persons to the fullest extent permitted by law, against expenses, judgments, fines, settlements and other amounts incurred (including attorneys’ fees), and advance expenses if requested by such person, in connection with investigating, defending, being a witness in, participating, or preparing for any threatened, pending, or completed action, suit, or proceeding or any alternative dispute resolution mechanism, or any inquiry, hearing, or investigation (collectively, a “Proceeding”), relating to any event or occurrence that takes place either prior to or after the execution of the indemnification agreement, related to the fact that such person is or was a director or officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by such person in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of the Company. Indemnification is prohibited on account of any Proceeding in which judgment is rendered against such persons for an accounting of profits made from the purchase or sale by such persons of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state, or local laws. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against liability under the provisions of this section.  The Company currently maintains such insurance.

Settlement by the Company. The right of any person to be indemnified is subject always to the right of the Company by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Company by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees as to which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description

3.1	Amendment and Amended and Restated Certificate of Incorporation of SinoHub, Inc. (1)
3.3	Amended and Restated Bylaws of SinoHub, Inc., as amended by Amendment No. 1. (2)
4.1	Form of Common Stock Certificate. (3)
4.2	Form of Warrant. (4)
4.3	Registration Rights Agreement dated as of February 24, 2010, among SinoHub, Inc. and Paragon Capital LP.(4)
4.4	Joinder Agreement to Registration Rights Agreement dated as of February 26, 2010, among SinoHub, Inc. and the stockholders signatory thereto. (5)
4.5	Joinder Agreement to Registration Rights Agreement dated as of February 26, 2010, among SinoHub, Inc. and Jayhawk Private Equity Fund II, L.P. (5)
4.6	Joinder Agreement to Registration Rights Agreement dated as of February 26, 2010, among SinoHub, Inc. and Matthew Hayden. (5)
5.1	Opinion of Seyfarth Shaw, LLP. *
10.1	Securities Purchase Agreement dated as of February 24, 2010, among SinoHub, Inc. and the stockholders signatory thereto.(4)

10.2	Amendment to Securities Purchase Agreement dated as of February 26, 2010, among SinoHub, Inc. and the stockholders signatory thereto. (6)
10.3	Joinder Agreement to Securities Purchase Agreement dated as of February 26, 2010, among SinoHub, Inc. and Paragon Capital LP. (5)
10.4	Joinder Agreement to Securities Purchase Agreement dated as of February 26, 2010, among SinoHub, Inc. and Jayhawk Private Equity Fund II, L.P. (5)
10.5	Joinder Agreement to Securities Purchase Agreement dated as of February 26, 2010, among SinoHub, Inc. and Matthew Hayden. (5)
10.6	Form of Lock-Up Agreement dated March 2, 2010 between Canaccord Adams Inc. and each of Henry T. Cochran and Lei Xia. (6)
23.1	Consent of Independent Registered Public Accounting Firm.*
23.2	Consent of Seyfarth Shaw, LLP (contained in Exhibit 5.1)*
24	Power of Attorney (included on the signature page of this registration statement).*

(1) Incorporated by reference from the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 24, 2008.
(2) Incorporated by reference from Amendment No. 5 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 4, 2009.
(3) Incorporated by reference from the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 4, 2009.
(4) Incorporated by reference from the Company’s Form 8-K filed with the Securities and Exchange Commission on February 24, 2010.
(5) Incorporated by reference from the Company’s Amended Form 8-K filed with the Securities and Exchange Commission on March 3, 2010.
(6) Incorporated by reference from the Company’s Form 8-K filed with the Securities and Exchange Commission on March 3, 2010.
*Filed herewith.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.:

(2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of, and included in, the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
.

(b) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes, that for the purpose of determining liability of the registrant under the Securities Act of 1933, to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, in Boston, Massachusetts, on March 9, 2010.

SINOHUB, INC.
By: /s/ Henry T. Cochran
Henry T. Cochran
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry T. Cochran as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution and for him/her and in his/her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Henry T. Cochran	Director and Chief Executive Officer	March 9, 2010
Henry T. Cochran	(Principal Executive Officer)

/s/ De Hai Li	Chief Financial Officer	March 9, 2010
De Hai Li	(Principal Financial and Accounting Officer)

/s/ Lei Xia	Director	March 9, 2010
Lei Xia

/s/ Charles T. Kimball	Director	March 9, 2010
Charles T. Kimball

/s/ Will Wang Graylin
Will Wang Graylin	Director	March 9, 2010

/s/Richard L. King	Director	March 9, 2010
Richard L. King

/s/Robert S. Torino	Director	March 9, 2010
Robert S. Torino

/s/ Afshin Yazdian
Afshin Yazdian	Director	March 9, 2010